Exhibit 23.3
                                                                    ------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 19, 2002, except for Note 11 for which the date is December 19, 2002, relating to the financial statements of Rocky Mountain Holdings, L.L.C., which appears in Air Methods Corporation's 8-K/A dated December 30, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Salt Lake City, Utah
December 17, 2003